UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Altegris KKR Commitments Master Fund

(Name of Registrant as Specified in Its Charter)

(Name of Person (s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

_______________________________________________________________________________

2)	Aggregate number of securities to which transaction applies:

_______________________________________________________________________________

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

_______________________________________________________________________________

4)	Proposed maximum aggregate value of transaction:

_______________________________________________________________________________

5)	Total fee paid:

_______________________________________________________________________________

☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

_______________________________________________________________________________

2)	Form, Schedule or Registration Statement No.:

_______________________________________________________________________________

3)	Filing Party:

_______________________________________________________________________________

4)	Date Filed:

Talking Points

THIS FILING CONSISTS OF AN EMAIL USED WITH FINANCIAL ADVISERS OF SHAREHOLDERS OF THE ALTEGRIS KKR COMMITMENTS MASTER FUND (“ALTEGRIS KKR FUND SHAREHOLDERS”), RELATED TO THE SPECIAL MEETING OF ALTEGRIS KKR FUND SHAREHOLDERS, EXPECTED TO BE HELD ON JANUARY 15, 2021, AND THE RELATED PROXY STATEMENT DATED NOVEMBER 23, 2020. PLEASE REFER TO THE PROXY STATEMENT FOR ADDITIONAL INFORMATION

FOR FINANCIAL ADVISOR USE ONLY – NOT TO BE FORWARDED TO INVESTORS OR CLIENTS

Dear FA:

Thank you for your continued investment and confidence on behalf of your clients in the Altegris KKR Commitments Master Fund (“AKCF”). In addition to providing a quick fund update, we also wanted to make you aware of a proxy that was recently sent to clients.

•	As a reminder, AKCF is a tender offer, registered closed-end fund that provides access to private equity funds and co-investments to accredited investors. The fund invests/commits at least 80% of its assets in investments sponsored by KKR.
•	AKCF is diversified across strategies, geographies and companies; portfolio today consists of 71 holdings that correspond to 392 underlying portfolio companies.
•	Through November 2020, Class I shares of the Fund returned 8.5% YTD. Since inception (August 2015) and through November 2020, Class I shares of the Fund has annualized at 8.7% while delivering less than 45% of the volatility of global equities[1]
•	Clients of the fund were recently sent a proxy that seeks approval of the following items among others:
•	A new investment advisory agreement between the Fund and iCapital Registered Fund Adviser (an iCapital-controlled investment adviser in which KKR will own economically 24%).
•	In addition to seeking approval for the new investment advisory agreement between the Fund and the new investment adviser, the proxy is also seeking the approval of a new sub-advisory agreement with Stepstone Group LP, the Fund’s existing subadviser, and appointment of an additional trustee. The Board / Independent Trustees is recommending a vote for all these proposals.
•	Note: iCapital and Stepstone will have full investment decision making authority, while KKR will have a role in providing marketing support.
•	Assuming the proposals are approved, the Fund is expected to be renamed the iCapital KKR Private Markets Fund (“iKPMF”).

Key elements of the Fund’s go forward investment strategy:

•	The Fund will seek to increase its focus on secondaries and co-investments to further reduce cash drag and put capital to work faster.
•	KKR’s economic participation in the new adviser will provide greater visibility around upcoming capital calls and distributions, which in turn, can help the Fund stay more fully invested.
•	Lastly, the Fund will emphasize 5 key investment themes that represent core strengths within KKR and currently account for over 50% of the Fund’s existing investments:

Digital Age & Technology

Health & Wellness

Growth Equity

Rising Middle Class in Asia

Corporate Carve-Outs

1 Global Equities represented by the MSCI All-Country World Index (ACWI), a stock index that tracks about 3,000 stocks in 49 developed and emerging market countries, As of November 2020, it covers approximately 85% of the free float-adjusted market capitalization in each market.